UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      October 6, 2014

ID Global Solutions Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-54545	46-2069547
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

160 E. Lake Brantley Drive, Longwood, FL	32779
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(407) 951-8640

IIM Global Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On October 6, 2014 Mr. Thomas Szoke was appointed Chief Operating Officer of IIM Global Corporation. Previously, Mr. Szoke, who is also a member of our Board of Directors, served as our Chief Technology Officer. Biographical information for Mr. Szoke is contained the post-effective amendment number 2 to our registration statement on Form S-1 as filed with the Securities and Exchange Commission on September 15, 2014. Mr. Szoke’s compensation will remain unchanged following his appointment to this new office.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of IIM Global Corporation has approved a change of the company’s name to ID Global Solutions Corporation which was effective October [8], 2014. The Board approved the name change in connection with an overall branding of the company.

The name change was effected through the merger of IIM Global with a newly formed wholly-owned subsidiary in which our company was the surviving entity. In accordance with the Delaware General Corporation Law, we changed our corporate name at the effective time of the merger. This action was approved by our Board of Directors on October 6, 2014 and no consent of our stockholders was required under Delaware law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.3	Certificate of Ownership and Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ID GLOBAL SOLUTIONS CORPORATION
Date: October 9, 2014	By:	/s/ Thomas Szoke
Thomas Szoke, Chief Operating Officer

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